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                                                                    Exhibit 99.1

                       ACTV Comments on Patent Litigation

         NEW YORK, May 24 /PRNewswire-FirstCall/ -- ACTV, Inc. (Nasdaq: IATV) reported today that the United States District Court for the Southern District of New York has granted summary judgment in favor of defendants The Walt Disney Co., and certain of its subsidiaries. Without addressing the validity and enforceability of the three patents in suit, the Court reached summary judgment on non-infringement alone. Consequently, the Court went on to dismiss the case. ACTV filed suit alleging infringement of certain ACTV patents covering the enhancement of television and other programming with synchronous Internet-based functions. ACTV reported that it disagrees strongly with the Court's decision, and it is currently evaluating its options, including an appeal.

ABOUT ACTV, INC.

         ACTV, Inc. (Nasdaq: IATV) is a digital media company providing proprietary technologies, tools, and technical and creative services for interactive TV advertising, personalized programming applications and enhanced media. For more information, visit http://www.actv.com.

         This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.